Exhibit 99.1


UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
- - - - - - - - - - - - - - - - - - - - - x
                                          :
In re:                                    :  Chapter 11
                                          :
CROSS MEDIA MARKETING CORPORATION, et al.,:  Case No. 03-13901 (BRL)
                                          :           03-13903 (BRL)
                        Debtors.          :
                                          :  (Jointly Administered)
                                          :
                                          :
- - - - - - - - - - - - - - - - - - - - - x




                     DEBTORS' THIRD AMENDED JOINT PLAN UNDER
                       CHAPTER 11 OF THE BANKRUPTCY CODE
                       ---------------------------------



KRAMER LEVIN NAFTALIS & FRANKEL LLP
919 Third Avenue
New York, New York  10022
(212) 715-9100
Kenneth H. Eckstein, Esq. (KE-6021)
Amy Caton, Esq. (AC-1990)
Jack A. Hazan, Esq. (JH-3833)

Attorneys for Debtors and Debtors in Possession



Dated:  New York, New York
        May 18, 2004

                                TABLE OF CONTENTS

                                                                           PAGE

SECTION 1.  DEFINITIONS AND INTERPRETATION...................................1
      A.    Definitions......................................................1
      B.    Interpretation: Application of Definitions and
              Rules of Construction.........................................11


SECTION 2.  UNCLASSIFIED CLAIMS.............................................11
      2.1.  Administrative Expense Claims...................................11
      2.2.  Priority Tax Claims.............................................11


SECTION 3.  CLASSIFICATION OF CLAIMS AND INTERESTS..........................12

SECTION 4.  TREATMENT OF CLAIMS AND EQUITY INTERESTS........................12
      4.1.  Secured Claims (Class 1)........................................12
      4.2.  Priority Non-Tax Claims (Class 2)...............................12
      4.3.  Credit Facility Claims (Class 3)................................13
      4.4.  General Unsecured Claims (Class 4)..............................13
      4.5.  Equity Interests and Subordinated Claims (Class 5)..............13
      4.6.  Special Claims Treatment........................................13

SECTION 5.  MEANS FOR IMPLEMENTATION........................................14
      5.1.  Deemed Substantive Consolidation of Debtors.....................14
      5.2.  Merger of Media Outsourcing into Cross Media....................15
      5.3.  Continued Corporate Existence; Amended and Restated Charter
               and By-laws; Dissolution of Reorganized Cross Media..........15
      5.4.  Directors and Officers; Effectuating Documents; Further
               Transactions.................................................15
      5.5.  Vesting of Accounts Receivable into Newco.......................15
      5.6.  Vesting of Contributed Assets...................................16
      5.7.  Vesting of Other Assets.........................................16
      5.8.  Funding of Cash Reserves........................................16
      5.9.  Funding of Supplemental Distribution Account....................16
      5.10. Closing of Chapter 11 Cases.....................................17
      5.11. The Plan Administrator..........................................17
      5.12. The Unsecured Creditor Trust....................................19
      5.13. Transfer of Rights of Action....................................20
      5.14. Creditors' Committee and Unsecured Trust Administrator..........21
      5.15. Employment, Indemnification and Other Agreements, and
               Incentive Compensation Programs..............................23

SECTION 6.  DISTRIBUTIONS...................................................23
      6.1.  Record Date for Distributions...................................23
      6.2.  Date of Distributions and Subsequent Distributions..............23
      6.3.  Setoffs.........................................................23
      6.4.  Delivery of Distributions.......................................24

      6.5.  Manner of Payment Under the Plan................................24
      6.6.  Distributions After Effective Date..............................24
      6.7.  Withholding and Reporting Requirements..........................25
      6.8.  Time Bar to Cash Payments.......................................25
      6.9.  Transactions on Business Days...................................25
      6.10. Minimum Distributions...........................................25
      6.11. Allocation of Distributions.....................................25
      6.12. Rights and Powers of Disbursing Agent...........................26

SECTION 7.  PROCEDURES FOR TREATING DISPUTED CLAIMS.........................26
      7.1.  No Distribution Pending Allowance...............................26
      7.2.  Reserve Account for Disputed Claims)............................26
      7.3.  Reserve Account for Disputed Class 4 Claims.....................26
      7.4.  Resolution of Disputed Claims...................................26
      7.5.  Estimation of Claims............................................27
      7.6.  Allowance of Disputed Claims....................................27
      7.7.  Release of Funds from Disputed Claims Reserve...................28

SECTION 8.  EXECUTORY CONTRACTS AND UNEXPIRED LEASES........................28
      8.1.  General Treatment...............................................28
      8.2.  Cure of Defaults................................................28
      8.3.  Rejection Claims................................................29

SECTION 9.  ACCEPTANCE OR REJECTION OF THE PLAN.............................29
      9.1.  Voting of Claims................................................29
      9.2.  Acceptance by a Class of Creditors..............................29
      9.3.  Presumed Rejections of Plan and Cram Down.......................29

SECTION 10. CONDITION PRECEDENT TO THE EFFECTIVE DATE.......................29
      10.1. Conditions to Confirmation......................................29
      10.2. Conditions to Occurrence of Effective Date......................30
      10.3. Waiver of Conditions............................................31
      10.4. Effect of Failure of Conditions.................................31

SECTION 11. EFFECT OF CONFIRMATION..........................................31
      11.1. Discharge of Claims and Termination of Equity Interests.........31
      11.2. Discharge of Debtors............................................32
      11.3. Term of Injunctions or Stays....................................32
      11.4. Injunction Against Interference with Plan.......................32
      11.5. Exculpation.....................................................32
      11.6. Limited Releases................................................32
      11.7. FTC Claims......................................................34
      11.8. Injunction Regarding Worthless Stock Deduction..................34

SECTION 12. RETENTION OF JURISDICTION.......................................34

      12.1. Jurisdiction of the Bankruptcy Court............................34
      12.2. Jurisdiction of the District Court..............................36

SECTION 13. MISCELLANEOUS PROVISIONS........................................36
      13.1. Payment of Statutory Fees.......................................36
      13.2. Professional Fee Claims.........................................36
      13.3. Other Administrative Claims; Administrative Claims
              Bar Date......................................................37
      13.4. No Deemed Waiver of Causes of Action............................37
      13.5. Exemption from Transfer Taxes...................................37
      13.6. Substantial Consummation........................................38
      13.7. Amendments......................................................38
      13.8. Governing Law...................................................38
      13.9. Severability....................................................38
      13.10. Headings.......................................................39
      13.11. Exhibits.......................................................39
      13.12. Time...........................................................39
      13.13. Notices........................................................39

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
- - - - - - - - - - - - - - - - - - - - - x
                                          :
In re:                                    :  Chapter 11
                                          :
CROSS MEDIA MARKETING CORPORATION, et al.,:  Case No. 03-13901 (BRL)
                                          :           03-13903 (BRL)
                        Debtors.          :
                                          :  (Jointly Administered)
                                          :
                                          :
- - - - - - - - - - - - - - - - - - - - - x




                     DEBTORS' THIRD AMENDED JOINT PLAN UNDER
                       CHAPTER 11 OF THE BANKRUPTCY CODE
                       ---------------------------------


            Cross Media Marketing Corporation and Media Outsourcing Inc. (collectively, the "Debtors"), both Delaware corporations, propose the following joint chapter 11 plan, pursuant to section 1121(a) of title 11 of the United States Code.

      SECTION 1.  DEFINITIONS AND INTERPRETATION

      A.    Definitions.

            The following terms used herein shall have the respective meanings ascribed below:

            1.1. Accounts Payable means those trade accounts that are payable to the Debtors' magazine vendors after the Effective Date.

            1.2. Accounts Receivable means trade accounts receivable as included in the accounts receivable collections model provided to the Creditors' Committee and the Lenders.

            1.3. Administrative Claims Bar Date means the deadline for filing proofs of Administrative Expense Claims (except Professional Fee Claims), which shall be April 13, 2004, as further set forth in Section 13.3 of this Plan.

            1.4. Administrative Expense Claim means any right to payment constituting a cost or expense of administration of any of the Chapter 11 Cases allowed under sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation, (a) any actual and necessary costs and expenses of preserving the Debtors' estates, (b) any actual and necessary costs and expenses of operating the Debtors' businesses, (c) any indebtedness or obligations incurred or assumed by the Debtors, as debtors in possession, during the Chapter 11 Cases, (d) any allowances of compensation and reimbursement of expenses to the extent allowed by

Final Order under sections 330 or 503 of the Bankruptcy Code, and (e) any fees or charges assessed against the estates of the Debtors under section 1930 of chapter 123 of title 28 of the United States Code.

            1.5. Agent means SummitBridge National Investments LLC, or any successor or assign named by SummitBridge National Investments LLC in accordance with the Credit Facility.

            1.6. Allowed means, with reference to any Claim, (a) any Claim against any Debtor which has been listed by such Debtor in the Schedules, as such Schedules may be amended by the Debtors from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent and for which no contrary proof of claim has been filed, (b) any Claim as to which no objection to allowance has been timely interposed in accordance with section 502 of the Bankruptcy Code and Bankruptcy Rule 2007 or such other applicable period of limitation fixed by the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court, or as to which any objection has been determined by a Final Order to the extent such objection is determined in favor of the respective holder, (c) any Claim as to which, upon the lifting of the automatic stay pursuant to section 362 of the Bankruptcy Code, the liability of the Debtors, allowance and the amount thereof are determined by Final Order of a court of competent jurisdiction other than the Bankruptcy Court, or (d) any Claim expressly allowed pursuant to this Plan.

            1.7. Amended Charter and By-Laws means the charter and by-laws for Reorganized Cross Media, as amended in accordance with Section 5.3 of this Plan, in substantially the form provided in the Plan Supplement.

            1.8. Avoidance Actions means any action, adversary proceeding or contested matter that has been commenced, or action, cause of action or claim that may be commenced, under sections 510, 542, 544, 545, 547, 548, 550, 552(b)
and 553 of the Bankruptcy Code or equivalent provisions of applicable non-bankruptcy law.

            1.9. Bankruptcy Code means title 11 of the United States Code, as amended from time to time, applicable to the Chapter 11 Cases.

            1.10. Bankruptcy Court means the United States Bankruptcy Court for the Southern District, or any other court with jurisdiction over the Chapter 11 Cases.

            1.11. Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, as amended from time to time, applicable to the Chapter 11 Cases, and any Local Rules of the Bankruptcy Court.

            1.12. Budget means those budgets attached to the Final Cash Collateral Order.

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

            1.13. Business Day means any day other than a Saturday, a Sunday, or a day on which banking institutions in New York, New York are required or authorized to close by law or executive order.

            1.14. Cash means legal tender of the United States of America.

            1.15. Cash Reserve means the cash reserved, as determined by the Debtors on or prior to the Effective Date, Reorganized Cross Media, with the consent of the Agent, for the funding of the Disputed Claims Reserve and the Operating Reserve, and the payment of Allowed Administrative Expense Claims, provided that if the Debtors and Lenders are unable to reach agreement, the Bankruptcy Court shall determine the amount of such reserve.

            1.16. Chapter 11 Cases means the jointly administered cases commenced under chapter 11 of the Bankruptcy Code commenced by the Debtors on June 16, 2003 in the Bankruptcy Court.

            1.17. Claim has the meaning set forth in section 101 of the Bankruptcy Code.

            1.18. Class means any group of Claims or Interests classified in
Article 3 of the Plan pursuant to section 1122(a)(1) of the Bankruptcy Code.

            1.19. Class 4 Proceeds means the net cash proceeds of the Contributed Assets less any applicable reserves.

            1.20. Collateral means any property or interest in property of the estate of any Debtor subject to a lien, charge, or other encumbrance to secure the payment or performance of a Claim, which lien, charge, or other encumbrance is not subject to avoidance under the Bankruptcy Code.

            1.21. Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on its docket.

            1.22. Confirmation Hearing means the hearing to be held by the Bankruptcy Court regarding confirmation of the Plan, as such hearing may be adjourned or continued from time to time.

            1.23. Confirmation Order means the order of the Bankruptcy Court confirming the Plan, pursuant to, inter alia, section 1129 of the Bankruptcy Code.

            1.24. Contributed Assets means the following assets that shall be reallocated from holders of Credit Facility Claims to holders of General Unsecured Claims free and clear of all Claims, liens, security interests, encumbrances, charges, and other interests, except as specifically provided herein: (i) $200,000 plus (ii) seven percent (7%) of the gross proceeds of Accounts Receivable collected, sold or otherwise reduced to cash or cash equivalents for the period commencing January 1, 2004 through December 31, 2004, and nine percent (9%) of the gross proceeds of Accounts Receivable collected, sold or otherwise reduced to cash or cash equivalents for the period commencing January 1, 2005 through December 31, 2006, plus (iii) nine percent (9%) of the Paymentech Reserve as herein defined as of December 31, 2003, as such reserve is remitted to the Debtors, Newco or Reorganized Cross Media or holders of Credit Facility Claims, plus (iv) the Avoidance Actions and Other Actions, and the proceeds, if any, of such actions. To the extent that such assets or a portion of such assets are not reduced to cash as of the Effective Date, the right to receive and interests in such assets shall be considered Contributed Assets, and such assets shall be held for the benefit of holders of General Unsecured Claims.

            1.25. Covered Claim means any Claim arising from an incident or occurrence that is covered under the Debtors' insurance policies, other than a workers' compensation insurance policy, but excluding any deductible or self insured retention amounts not covered by any such policies.

            1.26. Credit Facility means the credit agreement dated as of March 19, 2002, by and between, Cross Media, Media, National Syndications, Inc., and Preferred Consumer Marketing, Inc., as borrowers, and Fleet National Bank, as agent and lender, and Wachovia Bank National Association, KeyBank National Association, and Signature Bank as lenders, and their assignees and successors thereto, together with all agreements, documents, notes, instruments and any other agreements delivered pursuant thereto or in connection therewith.

            1.27. Credit Facility Claim means all Claims arising under the Credit Facility, which Claims shall be deemed Allowed in the amount of $30,159,521.18.

            1.28. Creditors' Committee means the official committee of general unsecured creditors appointed in the Debtors' Chapter 11 Cases, as re-constituted from time to time.

            1.29. Cross Media means Cross Media Marketing Corporation, a Delaware corporation.

            1.30. Debtors means Cross Media Marketing Corporation and Media Outsourcing, Inc.

            1.31. Deficiency Claim means the portion, if any, of a Secured Claim that is unsecured.

            1.32. Disallowed means, with respect to a Claim or any portion thereof, (a) disallowed by Final Order, or (b) (i) is Scheduled at zero or as contingent, disputed or unliquidated and (ii) as to which a bar date has been established but no proof of claim has been filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely fined under applicable law.

            1.33. Disbursing Agent means, for General Unsecured Claims, the Unsecured Trust Administrator, and for all other Claims, Reorganized Cross Media or any party designated by Reorganized Cross Media after consultation with the Agent.

            1.34. Disclosure Statement means that certain disclosure document relating to the Plan, including, without limitation, all exhibits and schedules thereto, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

            1.35. Disputed Claim means any Claim (other than a General Unsecured Claim) (a) which has been or hereafter is listed on the Schedules as unliquidated, disputed, or contingent, and which has not been resolved by written agreement of the parties or by an order of the Bankruptcy Court, (b) which is disputed under the Plan, (c) as to which a Debtor or its designee has interposed a timely objection and/or request for estimation in accordance with section 502(c) of the Bankruptcy Code and Bankruptcy Rule 3018, which objection and/or request for estimation has not been withdrawn or determined by a Final Order, (d) any Claim, proof of which was filed in an amount greater than the amount reflected for such Claim as listed on the Schedules, and (e) any Claim proof of which was required to be filed by order of the Bankruptcy Court but as to which a proof of claim was not timely or properly filed.

            1.36. Disputed Claims Reserve means one or more reserves of Cash established and maintained by Reorganized Cross Media to hold the Cash that will be distributable to the holders of Disputed Claims if such Claims are subsequently Allowed, in an amount on or prior to the Effective Date that is determined by the Debtors with the consent of the Agent and on notice to the Creditors' Committee, provided that if the Debtors and Agent are unable to reach agreement, the Bankruptcy Court shall determine the amount of such reserve.

            1.37. Disputed Class 4 Claim means any General Unsecured Claim that is a Disputed Claim.

            1.38. Disputed Class 4 Claims Reserve means one or more reserves of Cash established and maintained by the Unsecured Creditor Trust to hold the Cash that will be distributable to the holders of Disputed Class 4 Claims if such Claims are subsequently Allowed.

            1.39. Effective Date means a Business Day selected by the Debtors on which (i) no stay of the Confirmation Order is in effect and (ii) the conditions to the effectiveness of the Plan specified in Section 10.2 hereof has been satisfied or waived. The Effective Date shall be no later than 45 days after the Confirmation Order is entered, provided that such date may be extended by agreement of the Debtors and the Agent, and no earlier than the later of (i) 11 days after the later of the Confirmation Date, the date any stay of the Confirmation Order is dissolved, (ii) the date on which the conditions to the effectiveness of the Plan specified in Section 10.2 hereof have been satisfied or waived, or (iii) the date on which the Agent and the Debtors agree that the Plan may go effective.

            1.40. Equity Interest means the interest of any holder of an equity security of Cross Media represented by any issued and outstanding shares of common or preferred stock or other instrument evidencing a present ownership interest in Cross Media, whether or not transferable, or any option, warrant, or right, contractual or otherwise, to acquire any such interest.

            1.41. Final Cash Collateral Order means the final order dated August 26, 2003, (A) Authorizing Use of Cash Collateral and (B) Granting Adequate Protection Pursuant to 11 U.S.C. ss.ss. 361 and 363, as amended and supplemented by further amendments and stipulations approved by the Bankruptcy Court.

            1.42. Final Class 4 Distribution Date means March 31, 2007, or such other date as may be determined by the Unsecured Trust Administrator in accordance with this Plan and the Unsecured Trust Agreement.

            1.43. Final Order means an order or judgment of the Bankruptcy Court entered by the Clerk of the Bankruptcy Court on the docket in the Chapter 11 Cases, which has not been reversed, vacated, or stayed and as to which (a) the time to appeal, petition for certiorari or move for a new trial, reargument, or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for a new trial, reargument, or rehearing shall then be pending or (b) if an appeal, writ of certiorari, new trial, reargument, or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied or a new trial, reargument, or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari, or move for a new trial, reargument, or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed relating to such order, shall not cause such order not to be a Final Order.

            1.44. First Class 4 Distribution Date means the date which shall occur on or about 180 days after the Effective Date or as soon as practicable thereafter.

            1.45. Former Agent and Former Lenders means Fleet National Bank, as agent and lender under the Credit Facility, and Wachovia Bank National Association and KeyBank National Association as lenders under the Credit Facility.

            1.46. FTC means the Federal Trade Commission.

            1.47. FTC Letter means the compliance guidance letter from the FTC to Newco dated April 20, 2004.

            1.48. FTC Stipulated Order means that certain settlement agreement between the Federal Trade Commission and the Debtors approved and signed by the FTC, the Department of Justice and the Company on or about May 30, 2003, and so ordered and entered by the United States District Court for the Northern District of Georgia on or about June 9, 2003.

            1.49. General Unsecured Claim means any Claim against any of the Debtors that is not a Secured Claim, Administrative Expense Claim, Priority Tax Claim, Priority Non-Tax Claim, Securities Claim, or Subordinated Claim.

            1.50. Initial Distribution Date means, with respect to General Unsecured Claims, the First Class 4 Distribution Date and, with respect to all other Claims, the Effective Date or as soon as practicable thereafter.

            1.51. Intercompany Claims means a Claim of any one Debtor against another Debtor.

            1.52. Interests means any Equity Interest.

            1.53. Lenders means SummitBridge National Investments LLC and Signature Bank, and their assignees and successors, as lenders under the Credit Facility.

            1.54. Lenders Claim Percentage means 15 percent (15%) of the recoveries from the Avoidance Actions and Other Actions, net of reasonable attorneys fees and costs incurred in connection with such recoveries for such Avoidance Actions and Other Actions, up to a total amount of $750,000.00, less any rebates or reserves remitted to the Lenders in respect of any directors and officers insurance policies.

            1.55. Media Outsourcing means Media Outsourcing, Inc., a Georgia Corporation.

            1.56. Net Available Cash means the cash of Reorganized Cross Media available after (i) the Class 4 Proceeds that have been reduced to Cash as of the Effective Date have been transferred to the Unsecured Creditor Trust and
(ii) funding the Cash Reserve.

            1.57. Net Proceeds means all proceeds from the sale of an asset minus all reasonable out-of-pocket direct costs, fees and expenses incurred in connection with such sale, provisions for any sales or other tax due and owing as a consequence of such sale, and other customary prorations in connection with such sale.

            1.58. Newco means that certain limited liability corporation to be established on the Effective Date in accordance with the Plan, the Plan Supplement and the Newco Charter Documents, and to be controlled by an entity chosen by the Lenders and reasonably acceptable to the Debtors, and in consultation with the Creditors' Committee.

            1.59. Newco Charter Documents means any documents necessary for the creation of Newco, in substantially the form set forth in the Plan Supplement.

            1.60. Newco LLC Interests means the limited liability corporation interests of Newco to be issued by Newco on the Effective Date.

            1.61. Other Actions means all actions, causes of action, suits or claims of the Debtors or their estates arising under any theory of law or equity, including for breach of contract, breach of fiduciary duty, negligence, tort or otherwise, with respect to the former officers and directors of the Debtors or subsidiaries of the Debtors or that may be satisfied from that certain directors & officers' insurance policy, or against prepetition professionals or agents of the Debtors (other than parties released under the Plan).

            1.62. Operating Reserve means the cash reserved to fund the administration and liquidation of the Debtors and Reorganized Cross Media and includes, among other things, the fees and expenses of Reorganized Cross Media, the Plan Administrator and its professionals, but specifically excluding any and all fees and expenses of the Unsecured Trust Administrator or any of its professionals, in the amount set forth in Section 3.9 of the Plan Administrator Agreement.

            1.63. Paymentech Reserve means that portion of the $2.248 million cash reserve held by Paymentech, L.C. as of December 31, 2003, that is actually and finally remitted to the Debtors, Reorganized Cross Media, Newco or holders of Credit Facility Claims.

            1.64. Plan means this chapter 11 plan, including the exhibits and schedules annexed hereto and the documents included in the Plan Supplement, as the same may be amended or modified from time to time in accordance with the provisions of the Bankruptcy Code and the terms hereof.

            1.65. Plan Administrator means the person designated by the Debtors and the Agent, on or prior to the Confirmation Date, which person shall be reasonably acceptable to the Creditors' Committee, and approved by the Bankruptcy Court pursuant to the Confirmation Order, to administer this Plan in accordance with the terms of this Plan and the Plan Administrator Agreement and to take such other actions as may be authorized under the Plan Administrator Agreement, and any successor thereto.

            1.66. Plan Administrator Agreement means the agreement between and among the Debtor and the Plan Administrator, specifying the rights, duties and responsibilities of and to be performed by the Plan Administrator under this Plan, in form and substance reasonably acceptable to the Agent, on written notice to the Creditors' Committee, in substantially the form set forth in the Plan Supplement.

            1.67. Plan Supplement means the supplement to the Plan containing certain documents relevant to the implementation of such Plan or the treatment of Allowed Claims thereunder, including, without limitation, the Unsecured Trust Agreement, the Plan Administrator Agreement and the Amended Charter and By-Laws. The Plan Supplement will be filed with the Bankruptcy Court no later than 5 days prior to the Confirmation Hearing.

            1.68. Priority Non-Tax Claim means any Claim against any of the Debtors that is not an Administrative Expense Claim or a Priority Tax Claim, and that is entitled to priority in payment as specified in sections 507(a)(2), (3),
(4), (5), (6), (7), or (9) of the Bankruptcy Code.

            1.69. Priority Tax Claim means any Claim of a governmental unit of the kind entitled to priority in payment as specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

            1.70. Professional means (a) any professional employed in the Chapter 11 Cases pursuant to section 327, 363 or 1103 of the Bankruptcy Code or otherwise.

            1.71. Professional Fee Claim means an Administrative Claim under section 330(a), 331, 363, 503 or 1103 of the Bankruptcy Code for compensation of a Professional or other entity for services rendered or expenses incurred in the Chapter 11 Cases on or prior to the Effective Date (including reasonable expenses, if any, of the members of the members of the Creditors' Committee incurred as members of the Creditors' Committee in discharge of their duties as such).

            1.72. Professional Fee Order means the revised final order dated November 18, 2003 Establishing Procedures for Interim Compensation, and Reimbursement of Expenses of Professionals, as may be further amended and supplemented.

            1.73. Ratable Proportion means the ratio (expressed as a percentage) of the amount of an Allowed Claim (or Disputed Claim or Disputed Class 4 Claim) in a Class to the aggregate amount of all Allowed Claims and Disputed Claims in the same Class.

            1.74. Reorganized Cross Media means Cross Media, as reorganized pursuant to this Plan on or after the Effective Date.

            1.75. Reorganized Cross Media Stock means one (1) share of new common stock of Reorganized Cross Media, with a par value of $0.01 per share, the title to which shall be held by the Plan Administrator.

            1.76. Schedules means the schedules of assets and liabilities and the statements of financial affairs filed by the Debtors under section 521 of the Bankruptcy Code, Bankruptcy Rule 1007 and the Official Bankruptcy Forms of the Bankruptcy Rules, as such schedules and statements have been or may be supplemented or amended through the Confirmation Date.

            1.77. Scheduled means, with respect to any Claim, the status and amount, if any, of such Claim as set forth in the Schedules.

            1.78. Secured Claim means a Claim (i) that is secured by Collateral, and that is of an amount that is greater than, equal to, or less than the value of such Collateral, as determined by (A) the Plan, (B) an agreement between the holder of such Claim and the Debtors, or (C) a Final Order in accordance with section 506(a) of the Bankruptcy Code, or (ii) in the amount of any rights of setoff of the holder thereof under section 553 of the Bankruptcy Code, but excluding for purposes of this Plan, any Credit Facility Claim.

            1.79. Securities Claim means a Claim for damages or rescission arising from the purchase or sale of a security of a Debtor, or for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of such a Claim, that is subordinated to other Claims or interests in accordance with section 510(b) of the Bankruptcy Code.

            1.80. Subsequent Class 4 Distribution Date means, following the First Class 4 Distribution Date, a date which shall occur at the end of each subsequent approximately 365 day period or such other later date as may be determined by the Unsecured Trust Administrator, until the Final Class 4 Distribution Date, on which a Ratable Proportion of the Class 4 Proceeds is distributed to the holders of General Unsecured Claims, as applicable, in accordance with this Plan; provided that no Subsequent Class 4 Distribution Date other than the Final Class 4 Distribution Date shall occur if the Class 4 Proceeds do not total at least $250,000.

            1.81. Subsequent Distribution Date means, following the Effective Date, a date which shall occur at the end of each subsequent approximately 30 day period, or such other date as may be determined by the Plan Administrator, on which a Ratable Proportion of Net Available Cash is distributed to the holders of Claims, other than General Unsecured Claims, in accordance with this Plan.

            1.82. Subordinated Claim means any Claim that is determined to be subordinated to other Claims pursuant to section 510(c) of the Bankruptcy Code.

            1.83. Supplemental Distribution Account means, collectively, (a) the Cash remaining in the Disputed Claim Reserve, if any, to the extent that a Disputed Claim is Disallowed or is Allowed in an amount less than the amount reserved for such Disputed Claim, (b) the portion of Net Proceeds from any and all sales of Reorganized Cross Media's non-Cash assets occurring subsequent to the Initial Distribution Date that the Plan Administrator determines to constitute Net Available Cash (with the remaining portion of the Net Proceeds being deposited into the Cash Reserves by the Plan Administrator), and (c) any remaining Cash Reserves after all obligations for which such reserves were established are satisfied and the Chapter 11 Cases are closed.

            1.84. Tort Claim means any Claim that has not been compromised and settled or otherwise resolved (a) relating to personal injury, wrongful death, property damage, products liability, or other similar Claim asserted against any of the Debtors, or (b) arising under any federal, state or local statute, rule regulation or ordinance governing, regulating or relating to health, safety, hazardous substances or the environment, including, in each case, unasserted and other intangible Claims.

            1.85. Unsecured Creditor Trust means the trust to be established upon the Effective Date, to which the Debtors, Reorganized Cross Media and Newco (as applicable) shall transfer all Contributed Assets and the proceeds thereof, which shall be administered for the purposes of distributing Class 4 Proceeds, analyzing and potentially pursuing the Avoidance Actions and Other Actions, and the other purposes described in this Plan.

            1.86. Unsecured Creditor Trust Interests means those interests in the Unsecured Creditor Trust to be held by the Unsecured Trust Administrator for the benefit of holders of Allowed General Unsecured Claims.

            1.87. Unsecured Trust Administrator means the trust administrator for the Unsecured Creditor Trust chosen by the Creditors' Committee, which person shall be reasonably acceptable to the Debtors and the Agent.

            1.88. Unsecured Trust Agreement means the trust agreement dated as of the Effective Date substantially in the form set forth in the Plan Supplement, which governs the Unsecured Creditor Trust, and which is acceptable to the Creditors' Committee and the Debtors.

            B. Interpretation: Application of Definitions and Rules of Construction.

               Unless otherwise specified, all section, schedule, or exhibit references in the Plan are to the respective section in, article of, or schedule or exhibit to the Plan, as the same may be amended, waived, or modified from time to time. The words "herein," "hereof," "hereto," "hereunder," and other words of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained therein. A term used herein that is not defined herein shall have the meaning assigned to that term in the Bankruptcy Code. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the Plan. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof.

            SECTION 2. UNCLASSIFIED CLAIMS

            2.1. Administrative Expense Claims.

            On the Effective Date, except to the extent that a holder of an Allowed Administrative Expense Claim against any of the Debtors agrees to a different treatment, each holder of an Allowed Administrative Expense Claim shall receive Cash in an amount equal to such Claim; provided, however, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors, as debtors in possession, shall be paid by Reorganized Cross Media (or Newco, as applicable) in the ordinary course of business, consistent with past practice and in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to such transactions.

            2.2. Priority Tax Claims.

            On the Effective Date, except to the extent that a holder of an Allowed Priority Tax Claim agrees to a different treatment, each holder of an Allowed Priority Tax Claim shall receive, at the sole option of the Debtors (and consented to by the Agent), (a) Cash in an amount equal to such Allowed Priority Tax Claim or (b) equal annual Cash payments through the sixth anniversary of the date of assessment of such Allowed Priority Tax Claim, in an aggregate amount equal to such Allowed Priority Tax Claim, or (c) upon such other terms determined by the Bankruptcy Court to provide the holder of such Allowed Priority Tax Claim deferred Cash payments having a value, as of the Effective Date, equal to such Allowed Priority Tax Claim. All Allowed Priority Tax Claims that are not due and payable on or before the Effective Date shall be paid in the ordinary course of business as such obligations become due; further provided, however, that any Claim or demand for payment of a penalty (other than a penalty of the type specified in section 507(a)(8)(G) of the Bankruptcy Code) will be disallowed pursuant to this Plan, and the Holder of an Allowed Priority Tax Claim will not assess or attempt to collect such penalty from the Debtors or their Estates, Reorganized Cross Media, the Plan Administrator, the Unsecured Creditors Trust, the Unsecured Trust Administrator or their property. Payments to Allowed Priority Tax Claims shall be the obligations of the Debtor and Reorganized Cross Media.

            SECTION 3. CLASSIFICATION OF CLAIMS AND INTERESTS

            The following tables (i) designate the classes of Claims against, and Interests in, the Debtors, taking into account the substantive consolidation of the Debtors that is contemplated by Section 5.1 of the Plan, and (ii) specify which of those classes are (a) impaired or unimpaired by the Plan, (b) entitled to vote to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code, or (c) deemed to reject the Plan.

   ----------------------------------------------------------------------------
                                                                Entitled
   Class     Designation                          Impairment    to Vote
   -----     -----------                          ----------    -------

   Class 1   Secured Claims                       unimpaired     No
   Class 2   Priority Non-Tax Claims              unimpaired     No
   Class 3   Credit Facility Claims               impaired       Yes
   Class 4   General Unsecured Claims             impaired       Yes
   Class 5   Equity Interests and Subordinated    impaired       No (deemed to
             Claims                                              reject)
   ----------------------------------------------------------------------------

            SECTION 4. TREATMENT OF CLAIMS AND EQUITY INTERESTS

            4.1. Secured Claims (Class 1).

            On the Effective Date, or as soon as practicable thereafter, except to the extent that a holder of an Allowed Secured Claim against any of the Debtors has agreed to a different treatment of such Claim, each holder of an Allowed Secured Claim shall receive, at the option of the Debtors, either (i) the Collateral securing such Allowed Secured Claim, (ii) Cash in an amount equal to the value of the Collateral, as of the Effective Date, securing such Allowed Secured Claim, or (iii) the Net Proceeds realized from the sale of any Collateral securing such Claim. To the extent the amount of an Allowed Secured Claim exceeds the value of the Collateral securing such Allowed Secured Claim, the excess portion of such Claim shall be treated as an unsecured Deficiency Claim in Class 4.

            4.2. Priority Non-Tax Claims (Class 2).

            On the Effective Date, or as soon as practicable thereafter, except to the extent that a holder of an Allowed Priority Non-Tax Claim agrees to a different treatment, each holder of an Allowed Priority Non-Tax Claim shall receive, at the sole option of the Debtors, (a) Cash in an amount equal to such Allowed Priority Non-Tax Claim or (b) equal annual Cash payments through the sixth anniversary of the date of assessment of such Allowed Priority Non-Tax Claim, in an aggregate amount equal to such Allowed Priority Non-Tax Claim, or (c) upon such other terms determined by the Bankruptcy Court to provide the holder of such Allowed Priority Non-Tax Claim deferred Cash payments having a value, as of the Effective Date, equal to such Allowed Priority Non-Tax Claim. No Postpetition Interest will be paid on Priority Non-Tax Claims. All Allowed Priority Non-Tax Claims that are not due and payable on or before the Effective Date shall be paid in the ordinary course of business as such obligations become due. Payments to Allowed Priority Non-Tax Claims shall be the obligations of the Debtor and Reorganized Cross Media.

            4.3. Credit Facility Claims (Class 3).

            On the Effective Date and on each Subsequent Distribution Date, each holder of a Credit Facility Claim shall receive, in full satisfaction of such Claims, its Ratable Proportion of (i) Net Available Cash, (ii) the Newco LLC Interests, and (iii) its rights to the Lenders Claim Percentage, which the Disbursing Agent will distribute to or for the benefit of Credit Facility Claims in accordance with Article 6 of this Plan. Holders of Credit Facility Claims shall also receive a first priority lien on the New Cross Media Stock.

            On the Effective Date, holders of Credit Facility Claims shall be deemed to have waived any and all Claims other than Credit Facility Claims, including any Deficiency Claims, Administrative Claims or other Claims.

            4.4. General Unsecured Claims (Class 4).

            Each holder of an Allowed General Unsecured Claim shall receive, in full satisfaction of such Claim, its Ratable Proportion of the Class 4 Proceeds. Such Distribution shall be distributed to the holders of Allowed General Unsecured Claims by the Unsecured Trust Administrator from the Contributed Assets reduced to cash on the First Class 4 Distribution Date, or as soon thereafter as is reasonably practicable, and on each Subsequent Class 4 Distribution Date until the Final Class 4 Distribution Date, in accordance with
Article 6 of this Plan.

            The distributions to be made to holders of Allowed General Unsecured Claims represent a reallocation from holders of Credit Facility Claims.

            4.5. Equity Interests and Subordinated Claims (Class 5).

            On the Effective Date, each holder of an Equity Interest or Subordinated Claim shall receive no distribution of property on account of such Equity Interest or Subordinated Claim. On the Effective Date, all Equity Interests in the Debtors will be extinguished.

            4.6. Special Claims Treatment.

                 (a)   Tort Claims

            All Tort Claims are Disputed Claims or Disputed Class 4 Claims. Any Tort Claim as to which a proof of claim was timely filed in the Chapter 11 Cases shall be determined and liquidated either (i) in the administrative or judicial tribunal in which it is pending on the Effective Date or, if no action was pending on the Effective Date, in any administrative or judicial tribunal of appropriate jurisdiction, or (ii) in accordance with any alternative dispute resolution or similar proceeding as the same may be approved by order of a court of competent jurisdiction. Any Tort Claim determined and liquidated (i) pursuant to a judgment obtained in accordance with this Section and applicable non-bankruptcy law which is no longer appealable or subject to review, or (ii) in any alternative dispute resolution or similar proceeding as the same may be approved by order of a court of competent jurisdiction (except, in either case, as to a Tort Claim which is an Allowed Administrative Claim) shall be deemed, to the extent applicable, an Allowed General Unsecured Claim in such liquidated amount; provided, however, that the Allowed amount of any Tort Claim that is also a Covered Claim shall be limited and treated as a General Unsecured Claim as set forth in Section 4.4 of this Plan. Nothing contained in this Section shall impair the rights of the Debtors or any other party in interest to seek estimation of any and all Tort Claims and other unliquidated Claims in a court or courts of competent jurisdiction. In addition, nothing contained in this Section shall constitute or be deemed a waiver of any claim, or right that the Debtors may have against any person in connection with or arising out of any Tort Claim.

                 (b)   Covered Claims

            To the extent that any holder of a General Unsecured Claim has recourse to any insurance policy issued to or for the benefit of the Debtors for the coverage of such Claim, the holder of such Claim must first, to the satisfaction of the Debtors, use its best efforts to collect its Allowed Claims from the insurance carrier. Any remaining unpaid portion of such Allowed General Unsecured Claim shall be treated as an Allowed General Unsecured Claim. Any liquidated and determined Covered Claim shall be the obligation of, and satisfied by, any applicable insurance agreement providing coverage for the Covered Claim.

            SECTION 5. MEANS FOR IMPLEMENTATION

            5.1. Deemed Substantive Consolidation of Debtors.

            This Plan constitutes a request, and is predicated upon the approval of such request, for an Order substantively consolidating the Debtors' estates and Chapter 11 Cases for the purposes of all actions associated with confirmation and consummation of this Plan, such that (i) all Intercompany Claims by, between and among the Debtors shall be eliminated, (ii) all assets and liabilities of Media Outsourcing shall be merged or treated as if they were merged with the assets and liabilities of Cross Media, (iii) any obligations of a Debtor and all guarantees thereof by the other Debtor shall be deemed to be one obligation of Cross Media, (iv) the interests of Cross Media in Media Outsourcing, and the interests of Media Outsourcing in Cross Media, shall be cancelled, and (v) each Claim filed or to be filed against any Debtor shall be deemed only filed against Cross Media and shall be deemed a single Claim against and a single obligation of Cross Media. On the Effective Date, and in accordance with the terms of this Plan and the consolidation of the assets and liabilities of the Debtors, all Claims based upon guarantees of collection, payment or performance made by the Debtors as to the obligations of another Debtor shall be released and of no further force and effect.

            5.2. Merger of Media Outsourcing into Cross Media. On the Effective Date or as soon thereafter as practicable, (a) the members of the board of directors of Media Outsourcing shall be deemed to have resigned, (b) Media Outsourcing shall be merged with and into Cross Media and (c) the Chapter 11 Cases of Media Outsourcing shall, be closed, following which any and all Causes of Action or other proceedings that were or could have been brought or otherwise commenced in the Chapter 11 Case of Media Outsourcing may be continued, brought or otherwise commenced in Cross Media's Chapter 11 Case.

            5.3. Continued Corporate Existence; Amended and Restated Charter and By-laws; Dissolution of Reorganized Cross Media. Cross Media shall continue to exist as Reorganized Cross Media after the Effective Date in accordance with the laws of the State of Delaware and pursuant to the Amended Charter and By-laws to be filed with the Bankruptcy Court as part of the Plan Supplement. The charter and by-laws of Cross Media shall be amended and restated as necessary to satisfy the provisions of this Plan and the Bankruptcy Code (defined as the "Amended Charter and By-laws") and shall be amended to, among other things: (a) authorize the issuance of the New Stock, (b) provide, pursuant to section 1123(a)(6) of the Bankruptcy Code, for a provision prohibiting the issuance of non-voting equity securities, and (c) limit the activities of Reorganized Cross Media to matters related to the implementation of this Plan. As soon as practicable after the Plan Administrator exhausts the assets of the Debtors' estates by making the final distribution of Cash under this Plan and the Plan Administrator Agreement, the Plan Administrator shall (a) effectuate the dissolution of Reorganized Cross Media in accordance with the laws of the State of Delaware and (b) resign as the sole officer and sole director of Reorganized Cross Media.

            5.4. Directors and Officers; Effectuating Documents; Further Transactions. On the Effective Date, the members of the board of directors of Cross Media shall be deemed to have resigned. From and after the Effective Date, the Plan Administrator shall serve as the sole officer and sole director of Reorganized Cross Media. The Plan Administrator shall be authorized to execute, deliver, file or record such documents, instruments, releases and other agreements and to take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan.

            5.5. Vesting of Accounts Receivable into Newco. On the Effective Date, the Accounts Receivable, and any equipment of the Debtors necessary to collect and maintain the Accounts Receivable, shall be transferred to Newco free and clear of all Claims, liens, security interests, encumbrances, charges, and other interests, other than as provided under the Plan and excluding any outstanding and continuing requirements, obligations and duties imposed by the FTC Stipulated Order. Newco agrees to be bound by the FTC Stipulated Order as set forth in the FTC Letter. Newco shall operate in accordance with this Plan, the Plan Supplement, the Confirmation Order, the Newco Charter Documents, the FTC Letter, and applicable law.

            On the Effective Date, the Accounts Payable also shall be transferred to Newco. Newco shall be responsible for paying the Accounts Payable in accordance with their terms.

            The management of Newco, the Plan Administrator and the Lenders shall use their best efforts in good faith to promptly and diligently collect or otherwise reduce to cash the Accounts Receivable. Newco shall not encumber or otherwise grant a security interest in or lien on the Accounts Receivable or Paymentech Reserve, or cause such assets to be encumbered or subject to a lien or security interest. Newco shall not incur debt other than in the ordinary course of business. Newco shall provide the Unsecured Trust Administrator with a quarterly report, which shall include an aging report for Accounts Receivable (as available), a statement of Accounts Receivable reduced to Cash for each quarter and a statement of collection efforts made that quarter. Any reports or accounting provided by Newco to the Plan Administrator or Reorganized Cross Media shall also be provided to the Unsecured Trust Administrator. The reasonable cost of any additional reporting by Newco requested by the Unsecured Trust Administrator shall be borne by Unsecured Creditors Trust. The management of Newco shall, upon written and reasonable notice, make the books and records and personnel of Newco available to the Unsecured Trust Administrator and its professionals and advisors that are reasonably necessary for the monitoring of the maintenance and collection of Accounts Receivable and the payment of Accounts Payable.

            5.6. Vesting of Contributed Assets. On the Effective Date, or as soon as practicable thereafter, the Contributed Assets shall be transferred to the Unsecured Creditors Trust free and clear of all Claims, liens, security interests, encumbrances, charges, and other interests. The Unsecured Creditors Trust shall operate in accordance with this Plan, the Plan Supplement, the Confirmation Order and the Unsecured Trust Agreement.

            5.7. Vesting of Other Assets. Other than Cash and as provided under the Plan, the property of the Debtors' estates not otherwise distributed as of the Effective Date shall be vested in Reorganized Cross Media on the Effective Date. Such property shall continue to be subject to the jurisdiction of the Bankruptcy Court. The Plan Administrator shall sell or otherwise dispose of, and liquidate or convert into Cash, any non-Cash assets of the Debtors' estates in a manner compatible with the best interests of the Agent and the Lenders. At the Agent's written request, the Plan Administrator may transfer any unencumbered non-Cash assets of the Debtors' estates to the Agent for sale, liquidation or conversion into Cash for the benefit of the Agent and Lenders. All Cash of the Debtors' estates remaining after the distributions provided herein shall vest in Reorganized Cross Media to be used and distributed in accordance with the provisions of this Plan, the Plan Administrator Agreement and Confirmation Order.

            5.8. Funding of Cash Reserves. On or before the Effective Date, the Debtors shall fund the Cash Reserve in such amounts as determined by the Debtors, with the consent of the Agent, as necessary in order to be able to make the required future payments under the Disputed Claims Reserve and Operating Reserve, provided that if the Debtors and Lenders are unable to reach agreement, the Bankruptcy Court shall determine the amount of such reserve.

            5.9. Funding of Supplemental Distribution Account.

                  (a) Resolution of Disputed Claims. The Plan Administrator shall remove any and all Cash remaining in the applicable Disputed Claims Reserve to the extent that a Disputed Claim is Disallowed or is Allowed in an amount less than the amount reserved for such Disputed Claim and deposit such Cash into the Supplemental Distribution Account.

                  (b) Resolution of Disputed Class 4 Claims. The Unsecured Trust Administrator shall remove any and all Cash remaining in the Disputed Class 4 Claims Reserve to the extent that a Disputed Class 4 Claim is Disallowed or is Allowed in an amount less than the amount reserved for such Disputed Class 4 Claim and deposit such Cash into the relevant Unsecured Creditor Trust account for distribution to Allowed Class 4 Claims.

                  (c) Disposition of Remaining Non-Cash Assets. The Plan Administrator shall sell or otherwise dispose of, and liquidate or convert into Cash, any non-Cash assets of the Debtors' estates in a manner compatible with the best interests of the Agent and the Lenders. At the Agent's written request, the Plan Administrator may transfer any unencumbered non-Cash assets of the Debtors' estates to the Agent for sale, liquidation or conversion into Cash for the benefit of the Agent and Lenders.

            5.10. Closing of Chapter 11 Cases. When all Disputed Claims and Disputed Class 4 Claims filed against the Debtors have become Allowed Claims or have been disallowed by Final Order, and all remaining assets of Reorganized Cross Media have been liquidated and converted into Cash (other than those assets abandoned by Reorganized Cross Media), and such Cash has been distributed in accordance with this Plan, or at such earlier time as the Plan Administrator deems appropriate, the Plan Administrator shall seek authority from the Bankruptcy Court to close the Chapter 11 Cases in accordance with the Bankruptcy Code and the Bankruptcy Rules.

            5.11. The Plan Administrator.

                  (a) Appointment. From and after the Effective Date, an entity to be designated by the Debtors and the Agent, with the reasonable consent of the Creditors' Committee, whose identity shall be disclosed to the Bankruptcy Court five (5) days prior to the Confirmation Hearing, shall serve as the Plan Administrator pursuant to the Plan Administrator Agreement and this Plan, until death, resignation or discharge and the appointment of a successor Plan Administrator in accordance with the Plan Administrator Agreement.

                  (b) Rights, Powers and Duties of Reorganized Cross Media and the Plan Administrator. Reorganized Cross Media shall retain and have all the rights, powers and duties necessary to carry out its responsibilities under this Plan. Except as otherwise provided under the Plan, such rights, powers and duties, which shall be exercisable by the Plan Administrator on behalf of Reorganized Cross Media pursuant to this Plan and the Plan Administrator Agreement, shall include, among others:

                      (i) calculating and paying of all distributions to be made under this Plan, the Plan Administrator Agreement and other orders of the Bankruptcy Court to

            Holders of Allowed Administrative Expense Claims and Allowed Claims as provided in this Plan;

                      (ii) calculating and paying all fees payable pursuant to
           section 1930 of title 28, United States Code;

                      (iii) selling, collecting or otherwise disposing of any remaining non-Cash assets of the Debtors or Reorganized Cross Media in a manner compatible with the best interests of the Agent and the Lenders (provided that, at the Agent's written request, the Plan Administrator may transfer any unencumbered non-Cash assets of the Debtors' estates to the Agent for sale, liquidation or conversion into Cash for the benefit of the Agent and Lenders);

                      (iv) initiating or continuing litigation to recover amounts due to Cross Media;

                      (v) removing any and all Cash remaining in the Disputed Claim Reserve to the extent that a Disputed Claim (other than a Disputed Class 4 Claim) is Disallowed or is Allowed in an amount less than the amount reserved for such Disputed Claim and depositing such Cash into the Supplemental Distribution Account;

                      (vi) funding the Cash Reserves and Supplemental Distribution Account;

                      (vii) determining in accordance with this Plan and the Plan Administrator Agreement when a Subsequent Distribution Date should occur based on the amount of Cash currently available in the Supplemental Distribution Account;

                      (viii) settling, allowing or otherwise disposing of any Claims filed against any of the Debtors' estates;

                      (ix) seeking estimation of contingent or unliquidated claims under section 502(c) of the Bankruptcy Code;

                      (x) employing, supervising and compensating professionals retained to represent the interests of and serve on behalf of Reorganized Cross Media or the Plan Administrator;

                      (xi) making and filing tax returns for any of the Debtors or Reorganized Cross Media, and responding to or taking any and all actions as are necessary and appropriate in order to comply with any tax audit;

                      (xii) seeking determination of tax liability under section 505 of the Bankruptcy Code;

                      (xiii) exercising all power and authority that may be exercised, and take all proceedings and acts that may be taken, by any officer, director, or shareholder of Reorganized Cross Media, including, without limitation, the amendment of the Amended Charter and By-Laws of Reorganized Cross Media and the dissolution of Reorganized Cross Media; provided, however, that the Plan Administrator shall not amend the Amended Charter and By-Laws without approval of the Agent;

                      (xiv) exercising all powers and rights, and taking all actions, contemplated by or provided for in the Plan Administrator Agreement;

                      (xv) providing reasonable information to the Unsecured Trust Administrator where necessary for the successful investigation and prosecution of Avoidance Actions and Other Actions; and

                      (xvi) taking any and all other actions necessary or appropriate to implement or consummate this Plan and the provisions of the Plan Administrator Agreement.

                  (c) Compensation of the Plan Administrator. The Plan Administrator shall be compensated from the Operating Reserve pursuant to the terms of the Plan Administrator Agreement. Any professionals retained or other employees hired by the Plan Administrator shall be entitled to reasonable compensation for services rendered and reimbursement of expenses incurred from the Operating Reserve. The payment of the fees and expenses of the Plan Administrator and its retained professionals and employees shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court but shall be subject to review by the Agent. The Plan Administrator's fees and the fees of the professional persons retained by the Plan Administrator shall be paid within fifteen (15) days after submission of a detailed invoice to the Agent. If the Agent disputes the reasonableness of any invoice, the Plan Administrator, the Agent or the affected professional may submit the dispute to the Bankruptcy Court for a determination of reasonableness, and the disputed portion of such invoice shall not be paid until such dispute is resolved.

                  (d) Periodic Reports. The Plan Administrator shall provide written quarterly reports to the Unsecured Trust Administrator, the Agent and Newco, and shall file such reports with the Bankruptcy Court regarding the collection of Accounts Receivable, claims resolution process, status of adversary proceedings and cash activity. Newco shall provide all information necessary to the Plan Administrator regarding the collection of Accounts Receivable for such reports.

            5.12. The Unsecured Creditor Trust

            On the Effective Date, the Unsecured Creditor Trust shall be established, and the Reorganized Debtors shall transfer all Contributed Assets and the proceeds thereof, which shall be administered for the purpose of distributing Class 4 Proceeds, and analyzing and potentially pursuing, selling or abandoning the Avoidance Actions and Other Actions. The Unsecured

Creditor Trust shall be governed by the Unsecured Trust Agreement and any other necessary document which shall be executed on or before the Effective Date. To the extent that any Contributed Assets are in the possession, custody or control of Reorganized Cross Media or Newco after the Effective Date, such assets shall be held for the benefit of holders of General Unsecured Claims and shall be remitted promptly and in accordance with this Plan and the Plan Documents to the Unsecured Creditors Trust.

            To evidence each holder's beneficial interest in the Unsecured Creditors Trust, the Unsecured Trust Administrator shall maintain a registry of such holders. A holder's beneficial interest shall not be certificated and may not be assigned, conveyed, transferred or encumbered.

            5.13. Transfer of Rights of Action.

                  (a) Except as otherwise specifically provided in this Plan, in accordance with section 1123(b) of the Bankruptcy Code, on the Effective Date, the Debtors shall transfer the Other Actions and Avoidance Actions, other than any Avoidance Actions or Other Actions released pursuant to Section 11.6 of this Plan, to the Unsecured Creditors Trust. From and after the Effective Date, and subject to the restrictions set forth in Section 5.13(b) and otherwise in this Plan, the Unsecured Trust Administrator shall retain and may exclusively enforce any and all such Avoidance Actions and Other Actions transferred, and shall have the exclusive right to pursue, institute, abandon, settle or compromise any and all such Avoidance Actions or Other Actions transferred. From and after the Effective Date, the Unsecured Trust Administrator may settle any controversy without Bankruptcy Court approval if (i) the amount in controversy is less than $150,000, or (ii) if the amount in controversy is more than $150,000, the amount of the settlement of such controversy is less than $150,000. As soon as practicable after the Effective Date, Reorganized Cross Media shall provide the Unsecured Creditor Trustee with access to all documents necessary to investigate and prosecute the Avoidance Actions and Other Actions.

                  (b) Notwithstanding Section 5.13(a), (i) the Unsecured Trust Administrator shall provide twenty days notice to the Plan Administrator and the Agent prior to its commencement of any Avoidance Action, and (ii) the Plan Administrator and the Agent shall maintain the right to review the Avoidance Actions and, if the Agent determines that an Avoidance Action would adversely impact the collection of a related receivable, the Agent may request, and the Unsecured Trust Administrator shall consent, that such Avoidance Action not be brought until June 15, 2005 or an earlier date requested by the Agent. No preclusion or similar doctrine shall apply to such Avoidance Actions.

                  (c) The Unsecured Trust Administrator shall remit the Lenders Claim Percentage to the Plan Administrator from the proceeds of the Avoidance Actions and Other Actions for distribution to holders of Credit Facility Claims in accordance with the Unsecured Trust Agreement.

                  (d) With respect to the investigation and prosecution of the Avoidance Actions and Other Actions, the Unsecured Trust Administrator shall be vested with the rights, powers and benefits afforded to a "trustee" under Sections 704 and 1106 of the Bankruptcy Code.

                  (e) Unless a claim, Avoidance Action or Other Action against a Creditor or other entity is expressly waived, relinquished, released, compromised, or settled in this Plan or any Final Order, the Debtors expressly reserve such claim, Avoidance Action or Other Action for later enforcement by Reorganized Cross Media or the Unsecured Trust Administrator, as appropriate (including, without limitation, claims, Avoidance Actions and Other Actions not specifically identified or of which the Debtors may be presently unaware or which may arise or exist by reason of additional facts or circumstances unknown to the Debtors at this time or facts or circumstances which may change from those which the Debtors believe now to exist) and, therefore, no preclusion doctrine, including without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable or otherwise) or laches shall apply to such claims, Avoidance Actions or Other Actions upon or after the confirmation or consummation of this Plan based on the Disclosure Statement, this Plan or the Confirmation Order except where such claims, Avoidance Actions or Other Actions have been expressly released in this Plan or other Final Order. In addition, each of Reorganized Cross Media and the Unsecured Trust Administrator expressly reserve the right to pursue or adopt any claims, crossclaims or counterclaims alleged in any lawsuit in which the Debtors are a defendant or an interested party against any person or entity, including without limitation the plaintiffs or co-defendants in such lawsuits, subject to the provisions of this Plan or any Final Order.

            5.14. Creditors' Committee and Unsecured Trust Administrator.

                  (a) Dissolution of Creditors' Committee. The Creditors' Committee shall continue in existence until the Effective Date. On the Effective Date, the Creditors' Committee shall be dissolved and its members shall be deemed released of all their duties, responsibilities and obligations in connection with the Chapter 11 Cases or this Plan and its implementation, and the retention or employment of the Creditors' Committee's attorneys, accountants and other agents shall terminate. All expenses of Creditors' Committee members and the fees and expenses of their professionals through the Effective Date shall be paid inaccordance with the Bankruptcy Code and the terms and conditions of the Professional Fee Order, the Budget, the Final Cash Collateral Order (as amended and updated), the Plan and the order approving the final fee application(s) of the Creditors' Committee's professionals. The members of, and the professionals retained by, the Creditors' Committee will not be entitled to compensation or reimbursement of expenses for any services rendered after the Effective Date, other than in connection with any reasonable fees in a budgeted amount to be approved by the Debtors and the Lenders incurred in the preparation of and hearing on applications under Sections 330 and 503 of the Bankruptcy Code.

                  (b) Appointment of Unsecured Trust Administrator of Plan Committee; Procedures.

                      (i) Prior to the Effective Date, the Creditors' Committee shall appoint an Unsecured Trust Administrator, who shall be reasonably acceptable to the Debtors and the Agent, whose identity shall be disclosed to the Bankruptcy Court no less than five (5) days prior to the Confirmation Hearing.

                      (ii) The Unsecured Trust Administrator shall have the right to hire and retain attorneys, advisors and other professionals. Any and all expenses of the Unsecured Trust Administrator and its professionals shall be paid solely from the Contributed Assets. Neither the Unsecured Trust Administrator nor any of its professionals will have any recourse to, or be permitted to receive compensation or reimbursement of expenses from, any of Reorganized Cross Media, Newco, the Plan Administrator or the Agent or Lenders.

                      (iii) On the Final Class 4 Distribution Date, the Unsecured Trust Administrator shall be released and discharged from all further authority, duties, responsibilities, and obligations related to, arising from and in connection with the Chapter 11 Cases.

           (c) Function and Duration; Compensation and Expenses. The Unsecured Trust Administrator shall be responsible for:

                      (i) determining in accordance with this Plan and the Unsecured Trust Agreement when a Subsequent Class 4 Distribution Date should occur based on the amount of Class 4 Proceeds currently available in the Supplemental Distribution Account;

                      (ii) establishing such reserves as may be necessary under the Unsecured Trust Agreement;

                      (iii) investigating, analyzing, commencing, prosecuting, settling and, where applicable, abandoning Avoidance Actions and Other Actions;

                      (iv) reviewing settlements of General Unsecured Claims in accordance with the Unsecured Trust Agreement and, under the terms of
           Section 7.4 of this Plan, objecting to, settling and resolving General Unsecured Claims;

                      (v) reviewing the quarterly reports provided to the Unsecured Trust Administrator by Newco and, where necessary, taking other action deemed necessary for the monitoring of the maintenance and collection of the Accounts Receivable; and

                      (vi) such other responsibilities and duties as provided for in the Unsecured Trust Agreement.

            5.15. Employment, Indemnification and Other Agreements, and Incentive Compensation Programs. The Debtors or Reorganized Cross Media are authorized to pay the Administrative Claims of (i) employees who remain employed after the Administrative Claims Bar Date, and which Claims arise out of or relate to their employment with the Debtors in the ordinary course of business, or (ii) employees or employees of Getzler Henrich who remain employed or retained after June 16, 2003, and which Claims arise out of or relate to any required indemnification of employees or Professionals, in both cases without the requirement that such employee or employee of Getzler Henrich file an Administrative Expense Claim by the bar date for such Administrative Expense Claims, to the extent of Cash in the Cash Reserves.

            SECTION 6. DISTRIBUTIONS

            6.1. Record Date for Distributions.

            By Order dated March 17, 2004, the Bankruptcy Court established March 17, 2004 as the Record Date for voting purposes for the holders of Allowed Claims. As of the Record Date, the various transfer registers for each of the Classes of Claims or Equity Interests as maintained by the Debtors or their respective agents shall be deemed closed, and there shall be no further changes made to reflect any new record holders of any Claims or Equity Interests. The Debtors shall have no obligation to recognize any transfer of Claims or Equity Interests occurring on or after such date.

            6.2. Date of Distributions and Subsequent Distributions.

                  (a) Unless otherwise provided herein, any distributions and deliveries to be made hereunder to the holders of Allowed Claims (other than Allowed General Unsecured Claims) shall be made on the Effective Date or as soon thereafter as is practicable, and on each Subsequent Distribution Date as determined by the Plan Administrator in accordance with this Plan and the Plan Administrator Agreement.

                  (b) Distributions and deliveries to be made hereunder to the holders of Allowed General Unsecured Claims shall be made on the First Class 4 Distribution Date and each Subsequent Class 4 Distribution Date until the Final Class 4 Distribution Date. The Unsecured Trust Administrator shall determine, in accordance with this Plan and the Unsecured Trust Agreement, when to make a Subsequent Class 4 Distribution until the Final Class 4 Distribution Date.

            6.3. Setoffs.

            The Debtors, Plan Administrator or Unsecured Trust Administrator, as applicable, may, but shall not be required to, setoff against any Claim (for purposes of determining the Allowed amount of such Claim in respect of which distribution shall be made), any claims of any nature whatsoever that the Debtors or the Estates may have against the holder of such Claim, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors , Plan Administrator or Unsecured Trust Administrator, as applicable, of any such claim the Debtors or the Estates may have against the holder of such Claim, provided, that in the event the Debtors , Plan Administrator or Unsecured Trust Administrator, as applicable, seek to exercise such setoff rights against the holder of a Claim that is a debtor in a case under the Bankruptcy Code, it shall comply with the requirements of the Bankruptcy Code, including seeking relief from the automatic stay.

            6.4. Delivery of Distributions.

            Subject to Bankruptcy Rule 9010, all distributions to any holder of an Allowed Claim shall be made at the address of such holder as set forth on the Schedules filed with the Bankruptcy Court or on the books and records of the Debtors or their agents, unless the Debtors and the Unsecured Trust Administrator have been notified in writing of a change of address, including, without limitation, by the filing of a proof of claim or interest by such holder that contains an address for such holder different from the address reflected on such Schedules for such holder. In the event that any distribution to any holder is returned as undeliverable, the Disbursing Agent shall use reasonable efforts to determine the current address of such holder, but no distribution to such holder shall be made unless and until the Disbursing Agent has determined the then current address of such holder, at which time such distribution shall be made to such holder; provided that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of the 180-day anniversary from the date of distribution. After such date, Reorganized Cross Media shall deliver all unclaimed property to the Disbursing Agent, the Plan Administrator or the Unsecured Trust Administrator, as applicable, for disbursement in accordance with the applicable provisions of the Plan, and the claim of any other holder to such property or interest in property shall be discharged and forever barred.

            6.5. Manner of Payment Under the Plan.

                  (a) All distributions of Cash to the creditors (except holders of Allowed General Unsecured Claims) of each of the Debtors under the Plan shall be made by or on behalf of Reorganized Cross Media. All distributions of Cash to holders of Allowed Unsecured Claims under the Plan shall be made by or on behalf of the Unsecured Creditor Trust.

                  (b) At the option of the Debtors (or with respect to Allowed General Unsecured Claims, at the option of the Unsecured Trust Administrator) , any Cash payment to be made hereunder may be made by a check or wire transfer from a domestic bank or as otherwise required or provided in applicable agreements.

            6.6. Distributions After Effective Date.

            Distributions made after the Effective Date to the Disputed Claims Reserve or the Disputed Class 4 Claims Reserve for the benefit of the holders of Disputed Claims that later become Allowed Claims shall be deemed to have been made on the Effective Date.

            6.7. Withholding and Reporting Requirements.

            In connection with the Plan and all instruments issued in connection therewith and distributed thereon, each Disbursing Agent shall comply with all applicable withholding and reporting requirements imposed by any federal, state or local taxing authority, and all distributions under the Plan shall be subject to any such withholding or reporting requirements.

            6.8. Time Bar to Cash Payments.

            Checks issued by either of the Disbursing Agents in respect of Allowed Claims shall be null and void if not negotiated within ninety (90) days after the date of issuance thereof. Any party that is entitled to receive a check under this Plan but that fails to cash such check within ninety (90) days of its issuance shall be entitled to receive a reissued check from the relevant Disbursing Agent for the amount of the original check if the party requests that the Disbursing Agent reissue such check and provides the Disbursing Agent, with such documentation as the Disbursing Agent requests to verify that such party is entitled to such check, prior to the later of (a) the 180-day anniversary of the Effective Date or (b) six (6) months after any such Claim becomes an Allowed Claim. If a party fails to cash a check within 90 days of its issuance and fails to request reissuance of such check prior to the later to occur of (a) the 180-day anniversary of the Effective Date or (b) six (6) months following the date such party's Claim becomes an Allowed Claim, such party shall not be entitled to receive any Distribution under this Plan with respect to the amount of such check.

            6.9. Transactions on Business Days.

            If the Effective Date or any other date on which a transaction may occur under the Plan shall occur on a day that is not a Business Day, the transactions contemplated by the Plan to occur on such day shall instead occur on the next succeeding Business Day.

            6.10. Minimum Distributions.

                  (a) Notwithstanding any other provision of this Plan, the Plan Administrator Agreement, or the Unsecured Trust Agreement, there shall be no distribution to any holder of an Allowed Claim from any Cash Reserve or account to a specific holder of an Allowed Claim if the amount to be distributed to that holder on the Initial Distribution Date or Subsequent Distribution Date is less than $50.00. Any undistributed amount shall be held over to the next Subsequent Distribution Date and, if the amount to be distributed to the holder would never exceed $20.00, such holder shall be excluded from receiving a distribution.

            6.11. Allocation of Distributions.

            Distributions to any holder of an Allowed Claim shall be allocated first to the principal portion of any such Allowed Claim (as determined for federal income tax purposes), and, only after the principal portion of any such Allowed Claim is satisfied in full, to any portion of such Allowed Claim comprising prepetition interest (but solely to the extent that interest is an allowable portion of such Allowed Claim).

            6.12. Rights and Powers of Disbursing Agent.

                  (a) All distributions under the Plan to holders of Allowed Claims other than Allowed General Unsecured Claims shall be made by Reorganized Cross Media as Disbursing Agent or such other entity designated by Reorganized Cross Media as a Disbursing Agent. With respect to distributions to General Unsecured Claims, the Unsecured Trust Administrator shall act as Disbursing Agent. A Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court.

                  (b) Each Disbursing Agent shall be empowered to (i) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan, (ii) make all distributions contemplated hereby, (iii) employ professionals to represent it with respect to its responsibilities, and (iv) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.

            SECTION 7. PROCEDURES FOR TREATING DISPUTED CLAIMS

            7.1. No Distribution Pending Allowance.

            Notwithstanding any other provision of the Plan, no Cash shall be distributed under the Plan on account of any Disputed Claim or Disputed Class 4 Claims, unless and until such Claim becomes an Allowed Claim.

            7.2. Reserve Account for Disputed Claims).

            On and after the Effective Date, Reorganized Cross Media as Disbursing Agent shall hold in the Disputed Claims Reserve, Cash in an aggregate amount sufficient to compensate each holder of a Disputed Claim with the amount that such holder would have been entitled to receive under the Plan if such Claim had been an Allowed Claim on the Effective Date or any Subsequent Distribution Date.

            7.3. Reserve Account for Disputed Class 4 Claims.

            On and after the Effective Date, the Unsecured Trust Administrator as Disbursing Agent shall hold in the Disputed Class 4 Claims Reserve, Cash in an aggregate amount sufficient to compensate each holder of a Disputed Class 4 Claim with the amount that such holder would have been entitled to receive under the Plan if such Claim had been an Allowed Claim on the Effective Date or any Subsequent Distribution Date.

            7.4. Resolution of Disputed Claims.

                  (a) Unless otherwise ordered by the Bankruptcy Court after notice and a hearing, the Debtors and, after the Effective Date, Reorganized Cross Media shall have the right to the exclusion of all others (except as provided in this Section 7.4 and as to applications for allowances of compensation and reimbursement of expenses under sections 330 and 503 of the Bankruptcy Code), to make and file objections to Claims and shall serve a copy of each objection upon the holder of the Claim to which the objection is made as soon as practicable, but in no event later than 180 days after the Effective Date unless such date is extended by the Plan Administrator with the consent of the Agent. From and after the Effective Date, all objections shall be litigated to a Final Order except to the extent Reorganized Cross Media elects to withdraw any such objection or Reorganized Cross Media and the claimant elect to compromise, settle, or otherwise resolve any such objection, in which event they may settle, compromise, or otherwise resolve any Disputed Claim without the necessity of Bankruptcy Court approval.

                  (b) The Unsecured Trust Administrator shall have the right, after ten (10) days notice to the Plan Administrator and Newco, to make and file objections to General Unsecured Claims in accordance with the procedures stated above. In the event that the Unsecured Trust Administrator files an objection to any such General Unsecured Claim, where requested in writing by the Plan Administrator, the Unsecured Trust Administrator shall consult with the Plan Administrator regarding, compromise, settlement and resolution of such objection.

            7.5. Estimation of Claims.

            The Debtors and Reorganized Cross Media (and, with respect to General Unsecured Claims, the Creditors' Committee and the Unsecured Trust Administrator, with the reasonable consent of the Debtors or Reorganized Cross Media, as applicable) may request that the Bankruptcy Court estimate any Disputed Claim or Disputed Class 4 Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtors have previously objected to such Claim, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time. In the event that the Bankruptcy Court estimates any Disputed Claim or Disputed Class 4 Claim, that estimated amount may constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Debtors or Reorganized Cross Media (and, with respect to General Unsecured Claims, the Creditors' Committee or the Unsecured Trust Administrator) may elect to pursue any supplemental proceedings to object to any ultimate payment of such Claim. All of the aforementioned Claims objection, estimation, and resolution procedures are cumulative and not necessarily exclusive of one another. On and after the Confirmation Date, Claims that have been estimated may be compromised, settled, withdrawn, or otherwise resolved subsequently, without further order of the Bankruptcy Court.

            7.6. Allowance of Disputed Claims.

                  (a) If, on or after the Effective Date, any Disputed Claim becomes an Allowed Claim, the Disbursing Agent shall, on the fifteenth Business Day of the first month following the month in which the Claim becomes an Allowed Claim, distribute from the Disputed Claims Reserve to the holder of such Allowed Claim, Cash as applicable, in an aggregate amount sufficient to provide each holder of such a Disputed Claim with the amount that such holder would have been entitled to receive under the Plan if such Claim had been an Allowed Claim on the Effective Date or any Subsequent Distribution Date.

                  (b) If, on or after the Effective Date, any Disputed Class 4 Claim becomes an Allowed Claim, the Unsecured Trust Administrator shall, on the fifteenth Business Day of the first month following the month in which the Claim becomes an Allowed Claim, distribute from the Disputed Class 4 Claims Reserve to the holder of such Allowed Claim, Cash as applicable, in an aggregate amount sufficient to provide each holder of such a Disputed Claim with the amount that such holder would have been entitled to receive under the Plan if such Claim had been an Allowed Claim on the Effective Date or any Subsequent Distribution Date.

            7.7. Release of Funds from Disputed Claims Reserve.

            To the extent a Disputed Claim or Disputed Class 4 Claim is disallowed, the Cash that would otherwise be distributed pursuant to Section 7.6 hereof will instead be re-distributed to the holders of Allowed Claims on the next Subsequent Distribution Date or Subsequent Class 4 Distribution Date, as applicable in accordance with this Plan.

            SECTION 8. EXECUTORY CONTRACTS AND UNEXPIRED LEASES

            8.1. General Treatment.

            All executory contracts and unexpired leases to which any of the Debtors are parties are hereby rejected as of the Effective Date, except for an executory contract or unexpired lease that (a) has been assumed or rejected pursuant to Final Order of the Bankruptcy Court, (b) is specifically designated or generally described on Schedule 8.1 hereto as a contract or lease to be assumed, or (c) is the subject of a separate motion filed under section 365 of the Bankruptcy Code by the Debtors prior to the Effective Date. A non-Debtor party to an executory contract or unexpired lease that is being rejected hereunder may request that the Debtors assume such contract or lease by sending written notice to the Debtors, which notice shall include a waiver of any defaults (including any payment defaults) and any right to any cure payment under such contract or lease. The Debtors may assume and, where relevant, assign such contract or lease without further action of the Bankruptcy Court. The Debtors reserve their right to add or remove any executory contract or unexpired lease to Schedule 8.1 prior to the Effective Date.

            8.2. Cure of Defaults.

            Except to the extent that different treatment has been agreed to by the nondebtor party or parties to any executory contract or unexpired lease to be assumed pursuant to Section 8.1 hereof, the Debtors shall, pursuant to the provisions of sections 1123(a)(5)(G) and 1123(b)(2) of the Bankruptcy Code and consistent with the requirements of section 365 of the Bankruptcy Code, not less than twenty (20) days prior to the Effective Date, file a pleading with the Bankruptcy Court listing the cure amounts of all executory contracts to be assumed. The parties to such executory contracts to be assumed by the Debtors shall have twenty (20) days to object to the cure amounts listed by the Debtors. If there are any objections filed, the Bankruptcy Court shall hold a hearing. In the event the Bankruptcy Court determines that the cure amount is greater than the cure amount listed by the Debtors, the Debtors may reject the contract at such time rather than paying such greater amount.

            8.3. Rejection Claims.

            In the event that the rejection of an executory contract or unexpired lease by any of the Debtors pursuant to the Plan results in damages to the other party or parties to such contract or lease, a Claim for such damages, if not heretofore evidenced by a filed proof of claim, shall be forever barred and shall not be enforceable against the Debtors, or their respective properties or interests in property as agents, successors, or assigns, unless a proof of claim is filed with the Bankruptcy Court and served upon counsel for the Debtors on or before the date that is 30 days after the date of such rejection.

            SECTION 9. ACCEPTANCE OR REJECTION OF THE PLAN

            9.1. Voting of Claims.

            Each holder of an Allowed Claim in an impaired Class of Claims shall be entitled to vote to accept or reject the Plan as provided for in the order entered by the Bankruptcy Court establishing certain procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan (a copy of which will be distributed together with the Disclosure Statement). For purposes of calculating the number of Allowed Claims in a Class of Claims that have voted to accept or reject the Plan under section 1126(c) of the Bankruptcy Code, all Allowed Claims in such Class held by one entity or any affiliate thereof (as defined in the Securities Act of 1933 and the rules and regulations promulgated thereunder) shall be aggregated and treated as one Allowed Claim in such Class.

            9.2. Acceptance by a Class of Creditors.

            Consistent with section 1126(c) of the Bankruptcy Code and except as provided for in section 1126(e) of the Bankruptcy Code, a Class of creditors shall have accepted the Plan if it is accepted by at least two-thirds in dollar amount and more than one-half in number of the holders of Allowed Claims of such Class that have timely and properly voted to accept or reject the Plan.

            9.3. Presumed Rejections of Plan and Cram Down.

            For purposes of voting on the Plan, each holder of an Allowed Equity Interest or Allowed Subordinated Claim in Class 7 is conclusively presumed to have rejected the Plan. The Debtors shall utilize the provisions of section 1129(b) of the Bankruptcy Code to satisfy the requirements for confirmation of the Plan over the presumed rejections of such Class and the rejection, if any, of any other Class entitled to vote to accept or reject the Plan.

            SECTION 10. CONDITION PRECEDENT TO THE EFFECTIVE DATE

            10.1. Conditions to Confirmation.

                  (a) This Plan may not be confirmed unless each of the conditions set forth below is satisfied. Except as provided in Section 10.3 below, any one or more of the following conditions may be waived at any time by the Debtors with the consent of the Agent and the Creditors' Committee.

                  (b) An Order finding that the Disclosure Statement contains adequate information pursuant to section 1125 of the Bankruptcy Code shall have been issued by the Bankruptcy Court.

                  (c) The Confirmation Order shall be in a form reasonably acceptable to the Agent and the Creditors' Committee.

                  (d) An Order (which Order may be the Confirmation Order) shall have been entered finding that, other than as provided under the Plan, the Accounts Receivable are to be transferred to Newco, and the Contributed Assets are to be transferred to the Unsecured Creditor Trust, free and clear of all Claims, liens, security interests, encumbrances, charges, and other interests, excluding any outstanding and continuing requirements, obligations and duties imposed by the FTC Stipulated Order.

            10.2. Conditions to Occurrence of Effective Date.

                  (a) The Effective Date for this Plan may not occur unless each of the conditions set forth below is satisfied. Except as provided in Section
10.3 below, any one or more of the following conditions may be waived at any time by the Debtors with the consent of the Agent and the Creditors' Committee.

                  (b) A Confirmation Order, in form and substance reasonably satisfactory to the Debtors, the Agent, the Creditors' Committee, and the FTC and United States (with respect to those issues concerning the FTC Stipulated Order and the FTC Letter), shall have been entered by the Bankruptcy Court and no stay of the Confirmation Order shall then be in effect.

                  (c) All Plan Documents shall be in form and substance reasonably satisfactory to the Debtors, the Agent and the Creditors' Committee.

                  (d) The Accounts Receivable shall be transferred to Newco on the Effective Date.

                  (e) The Contributed Assets shall be transferred to the Unsecured Creditor Trust on the Effective Date.

                  (f) All actions, other documents, and agreements necessary to implement the Plan shall be executed and delivered on the Effective Date.

                  (g) An order, which may be the Confirmation Order, substantively consolidating the Chapter 11 Cases shall have been entered.

            10.3. Waiver of Conditions.

            The Debtors may, at their option, but only with the written consent of the Agent and the Creditors' Committee, waive the conditions set forth in Sections 10.1 and 10.2, provided, however, that the Debtors may not waive entry of the Order approving the Disclosure Statement, entry of the Confirmation Order, or any condition the waiver of which is proscribed by law. Any such waivers shall be evidenced by a writing, signed by the waiving parties, and served upon counsel for the Agent, the Creditors' Committee, and the United States Trustee and filed with the Bankruptcy Court. The waiver may be a conditional one, such as to extend the time under which a condition may be satisfied.

            10.4. Effect of Failure of Conditions.

            In the event that the conditions specified in Section 10.2 have not been satisfied or waived in the manner provided in Section 10.3 within sixty
(60) days following the Confirmation Date, then upon written notification filed by the Debtors with the Bankruptcy Court and served upon counsel for the Agent, the Creditors' Committee and the United States Trustee, (a) the Confirmation Order shall be vacated, (b) no distributions under the Plan shall be made, (c) the Debtors and all holders of Claims and Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date had never occurred, and (d) all the Debtors' obligations with respect to the Claims and Interests shall remain unchanged and nothing contained herein shall be deemed to constitute a waiver or release of any claims by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any person in any further proceedings involving the Debtors, and all claims, rights and causes of action of the Debtors or the Estates shall remain unchanged and nothing herein shall be deemed to constitute a waiver or release of such claims, rights or causes of action. At their option, the Debtors may extend or waive this Section 10.4 with the consent of the Agent and the Creditors' Committee.

            SECTION 11. EFFECT OF CONFIRMATION

            11.1. Discharge of Claims and Termination of Equity Interests.

            Except as otherwise provided herein or in the Confirmation Order, the rights afforded in the Plan and the payments and distributions to be made hereunder shall discharge all existing debts and Claims, and terminate all Equity Interests, of any kind, nature, or description whatsoever against or in the Debtors or any of their assets or properties to the fullest extent permitted by section 1141 of the Bankruptcy Code. Except as provided in the Plan, upon the Effective Date, all existing Claims against the Debtors and Equity Interests in Cross Media, shall be, and shall be deemed to be, discharged and terminated, and all holders of Claims and Equity Interests shall be precluded and enjoined from asserting against the Debtors, or any of their assets or properties, any other or further Claim or Equity Interest based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date, whether or not such holder has filed a proof of claim or proof of equity interest.

            11.2. Discharge of Debtors.

            Upon the Effective Date, except as provided in Sections 5.5 and 12.2 of this Plan and as otherwise expressly provided herein, each holder (as well as any trustees and agents on behalf of each holder) of a Claim or Equity Interest and any affiliate of such holder shall be deemed to have forever waived, released, and discharged the Debtors, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, rights and liabilities that arose prior to the Effective Date. Upon the Effective Date, all such persons shall be forever precluded and enjoined, pursuant to section 524 of the Bankruptcy Code, from prosecuting or asserting any such discharged Claim against or terminated Equity Interest in the Debtors.

            11.3. Term of Injunctions or Stays.

            Unless otherwise provided, all injunctions or stays arising under or entered during the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

            11.4. Injunction Against Interference with Plan.

            Upon the entry of a Confirmation Order with respect to the Plan and, except as otherwise provided herein or with respect to an appeal of the Confirmation Order, all holders of Claims and Equity Interests and other parties in interest, along with their respective present or former employees, agents, officers, directors, or principals, shall be enjoined from taking any actions to interfere with the implementation or consummation of the Plan.

            11.5. Exculpation.

            On the Effective Date, the respective current officers, current directors, current employees, current members, current financial advisors, current professionals, current accountants, and current attorneys, as applicable, of the Debtors, the Creditors' Committee, the Agent and the Lenders, the Former Agent and Former Lenders, and the Disbursing Agents (each such party, an "Exculpated Party") shall be exculpated by the Debtors and the Estates and any holder of any Claim or Interest for any act or omission in connection with, or arising out of, the Chapter 11 Cases, the confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or property to be distributed under the Plan, except for willful misconduct, gross negligence, intentional fraud, criminal conduct, misuse of confidential information that causes damages to the estate, and/or ultra vires acts. Nothing in this Section
11.5 shall limit the liability of the professionals to their respective clients pursuant to DR 6-102 of the Code of Professional Responsibility.

            11.6. Limited Releases.

            On the Effective Date, and in consideration for the terms hereof, any and all Claims of the Debtors or the Debtors' estates, whether arising prepetition or postpetition, including Avoidance Actions and Other Actions (but excluding Claims for willful misconduct,

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

breach of fiduciary duty that results in a personal profit at the expense of the Debtors' estates, gross negligence, intentional fraud, criminal conduct, misuse of confidential information that causes damages to the estates, and/or ultra vires acts) against the following parties shall be released: the Creditors' Committee, the Creditors' Committee's Professionals, Peter A. Furman (including in his capacity as officer and director of the Debtors), Getzler Henrich & Associates LLC, the Debtors' employees and Professionals retained by the Debtors under Bankruptcy Code Sections 327(a) and 363; and each of their respective current agents, current employees, and current representatives shall be released by the Debtors provided, however, nothing herein or in the Confirmation Order shall effect a release of any claim against the parties released in this Section
11.6 by the United States Government or any of its agencies or any state and local authority whatsoever, including, without limitation, any claim arising under the Internal Revenue Code of 1986, the environmental laws, or any criminal laws of the United States or any state and local authority, nor shall anything herein or in the Confirmation Order enjoin the United States or any state or local authority from bringing any claim, suit, action, or other proceeding against any such person or entity for any liability whatsoever, including, without limitation, any claim, suit, or action arising under the Internal Revenue Code of 1986, the environmental laws, or any criminal laws of the United States or any state or local authority. Nothing in this Section 11.6 shall limit the liability of the professionals to their respective clients pursuant to DR 6-102 of the Code of Professional Responsibility.

            On the Effective Date, and in consideration for the terms hereof, any and all Claims, suits, causes of action or otherwise, of the Debtors or the Debtors' estates, whether arising prepetition or postpetition including Avoidance Actions and Other Actions shall be released against the Agent and the Lenders, the Former Agent and Former Lenders and counsel to the Agent and Lenders and Former Agent and Former Lenders and each of their respective agents, employees, attorneys and representatives shall be released by the Debtors and the Debtors' estates, each of their agents, employees, attorneys and representatives.

            On the Effective Date, and in consideration for the terms hereof, any and all Claims of the Debtors or the Debtors' estates (but excluding Claims for willful misconduct, breach of fiduciary duty that results in a personal profit at the expense of the Debtors' estates, gross negligence, intentional fraud, criminal conduct, misuse of confidential information that causes damages to the estates, and/or ultra vires acts) arising postpetition against current officers and directors of the Debtors shall be released, provided, however, subject to the terms of Section 11.7 herein, nothing herein or in the Confirmation Order shall effect a release of any claim against the parties released in this Section 11.6 by the United States Government or any of its agencies or any state and local authority whatsoever, including, without limitation, any claim arising under the Internal Revenue Code of 1986, the environmental laws, or any criminal laws of the United States or any state and local authority, nor shall anything herein or in the Confirmation Order enjoin the United States or any state or local authority from bringing any claim, suit, action, or other proceeding against any such person or entity for any liability whatsoever, including, without limitation, any claim, suit, or action arising under the Internal Revenue Code of 1986, the environmental laws, or any criminal laws of the United States or any state or local authority.

            11.7. FTC Claims

            In consideration of the modifications to the Plan in resolution of the FTC's objections, the FTC agrees not to assert against the Debtors or any of the parties subject to Sections 11.5 or 11.6 of this Plan any postpetition monetary claim that should have been asserted or filed as an Administrative Expense Claim.

            11.8. Injunction Regarding Worthless Stock Deduction.

            Unless otherwise ordered by the Bankruptcy Court, on and after the Confirmation Date, any "fifty percent shareholder" within the meaning of section 382(g)(4)(D) of the Internal Revenue Code of 1986, as amended, shall be enjoined from claiming a worthless stock deduction with respect to any Equity Interests for any taxable year of such shareholder ending prior to the Effective Date.

            SECTION 12. RETENTION OF JURISDICTION

            12.1. Jurisdiction of the Bankruptcy Court.

            On and after the Effective Date, the Bankruptcy Court shall retain jurisdiction over all matters arising in, arising under, and related to the Chapter 11 Cases and the Plan for, among other things, the following purposes:

                  (a) To hear and determine pending applications for the assumption or rejection of executory contracts or unexpired leases and the allowance of Claims resulting therefrom.

                  (b) To determine any motion, adversary proceeding, application, contested matter, and other litigated matter pending in the Bankruptcy Court on the Confirmation Date.

                  (c) To ensure that distributions to holders of Allowed Claims are accomplished as provided herein.

                  (d) To consider Claims or the allowance, classification, priority, compromise, estimation, objection to, or payment of any Claim, Administrative Expense Claim, or Equity Interest.

                  (e) To hear and determine all Avoidance Actions and Other Actions, collection matters related thereto, and settlements thereof.

                  (f) To hear and determine any disputes or issues arising under the settlement agreements referred to in this Plan, excluding the FTC Letter, or any other settlements of Claims approved by the Bankruptcy Court.

                  (g) To enter, implement, or enforce such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, reversed, revoked, modified, or vacated.

                  (h) To recover all assets of the Debtors, property of the Estates and Contributed Assets.

                  (i) To issue injunctions, enter and implement other orders, and take such other actions as may be necessary or appropriate to restrain interference by any person with the consummation, implementation, or enforcement of the Plan, the Confirmation Order, or any other order of the Bankruptcy Court.

                  (j) To hear and determine any application to modify the Plan in accordance with section 1127 of the Bankruptcy Code, to remedy any defect or omission or reconcile any inconsistency in the Plan, the Disclosure Statement, or any order of the Bankruptcy Court, including the Confirmation Order, in such a manner as may be necessary to carry out the purposes and effects thereof.

                  (k) To hear and determine all applications of retained professionals under sections 330, 331, and 503(b) of the Bankruptcy Code for awards of compensation for services rendered and reimbursement of expenses incurred prior to the Confirmation Date.

                  (l) To hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan, the Confirmation Order, any transactions or payments contemplated hereby or any agreement, instrument, or other document governing or relating to any of the foregoing.

                  (m) To take any action and issue such orders as may be necessary to construe, enforce, implement, execute, and consummate the Plan or to maintain the integrity of the Plan following consummation.

                  (n) To hear and determine any matter or controversy related to Newco, the Unsecured Creditors Trust or Reorganized Cross Media, including any disputes between any of Newco, the Unsecured Creditor Trust, the Unsecured Trust Administrator, the Plan Administrator or Reorganized Cross Media, except with respect to the FTC Stipulated Order, the FTC Letter, and as provided in Section 12.2.

                  (o) To determine such other matters and for such other purposes as may be provided in the Confirmation Order.

                  (p) To hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code (including, but not limited to, an expedited determination under section 505(b) of the Bankruptcy Code of the tax liability of the Debtors, the Disputed Claims Reserve or the Disputed Class 4 Claims Reserve for all applicable tax periods).

                  (q) To hear and determine any other matters related hereto and not inconsistent with the Bankruptcy Code and title 28 of the United States Code.

                  (r) To enter a final decree closing the Chapter 11 Cases.

                  (s) To recover all assets of the Debtors and property of the Debtors' estates, wherever located.

            12.2. Jurisdiction of the District Court.

            Nothing in this Plan, including Section 12.1, or in the Confirmation Order, shall waive, modify, or abrogate: (1) the FTC's and United States' rights to seek enforcement of the FTC Stipulated Order in the District Court for the Northern District of Georgia, which Court shall retain jurisdiction and powers to interpret and enforce the FTC Stipulated Order; and (2) the rights of the FTC and United States to enforce applicable laws in Federal District Court, including the Telemarketing Sales Rule, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, and the Electronic Funds Transfer Act. No action taken by the FTC in connection with the Plan shall be construed as a waiver of jurisdiction by the FTC pursuant to 28 U.S.C. ss. 157(c).

            SECTION 13. MISCELLANEOUS PROVISIONS

            13.1. Payment of Statutory Fees.

            On the Effective Date, and thereafter as may be required, the Debtors shall pay in Cash all fees payable pursuant to section 1930 of chapter 123 of title 28 of the United States Code.

            13.2. Professional Fee Claims.

                  (a) Prior to or on the Effective Date, the Debtors shall pay all amounts owing to Professionals for all outstanding amounts relating to prior periods through the Effective Date approved by the Bankruptcy Court in accordance with the Bankruptcy Code and the Professional Fee Order, the Final Cash Collateral Order, the Plan and the order approving the final fee applications of the Professionals, provided, however, that Professionals shall continue to prepare fee applications in accordance with the Professional Fee Order up to the Effective Date.

                  (b) All Professionals or other entities requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b) and 1103 of the Bankruptcy Code for services rendered on or before the Effective Date (including compensation and expenses for making a substantial contribution in any of the Chapter 11 Cases) shall file with the Bankruptcy Court and serve such applications on counsel for the Debtors, the Agent, the Creditors' Committee and the U.S. Trustee an application for final allowance of compensation and reimbursement of expenses twenty (20) days following the Effective Date. Objections to such applications or reports of Professionals and other entities for compensation and reimbursement of expenses must be filed with the Bankruptcy Court no later than twenty (20) days after the filing and service of a Professional's application.

            13.3. Other Administrative Claims; Administrative Claims Bar Date.

            This Plan shall serve as notice of the Administrative Claims Bar Date. All requests for payment of an Administrative Claim, other than as set forth in Section 13.2 for Professional Fee Claims, must be filed with the Bankruptcy Court and served on counsel for the Debtors no later than the Administrative Claims Bar Date, which date shall be April 13, 2004. Unless the Debtors object to an Administrative Claim (other than a Professional Fee Claim) within ninety (90) days after the Administrative Claims Bar Date, such Administrative Claim shall be deemed allowed in the amount requested. In the event that the Debtors object to an Administrative Claim, the Bankruptcy Court shall determine the Allowed amount of such Administrative Claim. Notwithstanding the foregoing, the Debtors, Reorganized Cross Media or the Plan Administrator, after consultation with and consent by the Agent, may pay in their discretion, in accordance with the terms and conditions of any agreements relating thereto, any Administrative Claim as to which no request for payment has been timely filed but which is paid or payable by a Debtor in the ordinary course of business.

            13.4. No Deemed Waiver of Causes of Action.

            Notwithstanding any payment on account of an Allowed Claim to a creditor or a settlement with a creditor with respect to a Disputed Claim or Disputed Class 4 Claim, unless expressly provided, there shall be no deemed waiver of any rights of any Debtor or any other party in interest to bring a cause of action, including, without limitation, a subsequent avoidance action, against such creditor.

            13.5. Exemption from Transfer Taxes.

            Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer, or exchange of notes or issuance of debt or equity securities under the Plan, the creation of any mortgage, deed of trust, or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including, without limitation, any merger agreements or agreements of consolidation, deeds, bills of sale, or assignments executed in connection with any of the transactions contemplated under the Plan, shall not be subject to any stamp, real estate transfer, mortgage recording, sales, or other similar tax. All sale transactions specifically provided for by this Plan, or consummated by the Debtors and approved by the Bankruptcy Court on and after June 16, 2003, including, without limitation, (i) the sales by or to the Debtors of property or assets pursuant to section 363(b) of the Bankruptcy Code, (ii) the assumptions, assignments, and sales by the Debtors of unexpired leases of non-residential real property pursuant to section 365(a) of the Bankruptcy Code, and (iii) settlements pursuant to Bankruptcy Rule 9019(a), shall be deemed to have been made under, in furtherance of, or in connection with the Plan and, therefore, shall not be subject to any stamp, real estate transfer, mortgage recording, sales, or other similar tax.

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

            13.6. Substantial Consummation.

            On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.

            13.7. Amendments.

                  (a) Plan Modifications. The Plan may be amended, modified, or supplemented by the Debtors, with the prior written consent of the Agent and the Creditors' Committee, in the manner provided for by section 1127 of the Bankruptcy Code or as otherwise permitted by law without additional disclosure pursuant to section 1125 of the Bankruptcy Code, except as the Bankruptcy Court may otherwise direct. In addition, after the Confirmation Date, so long as such action does not materially adversely affect the treatment of holders of Claims or Equity Interests under the Plan, the Debtors may institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan or the Confirmation Order, with respect to such matters as may be necessary to carry out the purposes and effects of the Plan.

                  (b) Other Amendments. Prior to the Effective Date and with the consent of the Agent and the Creditors' Committee, which consent shall not be unreasonably withheld, the Debtors may make appropriate technical adjustments and modifications to the Plan without further order or approval of the Bankruptcy Court, provided that such technical adjustments and modifications do not adversely affect in a material way the treatment of holders of Claims or Equity Interests.

            13.8. Governing Law.

            Except to the extent that the Bankruptcy Code, other applicable non-bankruptcy federal law, or this Plan, the Confirmation Order and any Exhibit hereto provide otherwise, the rights, duties, and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

            13.9. Severability.

            In the event that the Bankruptcy Court determines, prior to the Confirmation Date, that any provision of the Plan is invalid, void or unenforceable, the Bankruptcy Court shall, with the consent of the Plan Proponents, have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

            13.10. Headings.

            Headings are used in the Plan for convenience and reference only, and shall not constitute a part of the Plan for any other purpose.

            13.11. Exhibits.

            All Exhibits and Schedules to the Plan are incorporated into and are a part of the Plan as if set forth in full herein.

            13.12. Time.

            In computing any period of time prescribed or allowed by the Plan, unless otherwise set forth herein or determined by the Bankruptcy Court, the provisions of Bankruptcy Rule 9006 shall apply.

            13.13. Notices.

            All notices, requests, and demands to or upon the Debtors to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

                  Cross Media Marketing Corporation
                  275 Madison Avenue, 6th Floor
                  New York, New York  10016
                  Attn:       Peter A. Furman
                  Telephone:  (212) 882-1525
                  Telecopier: (212) 880-1529

                        - and -

                  Kramer Levin Naftalis & Frankel LLP
                  Attorneys for Debtors and
                  Debtors in Possession
                  919 Third Avenue
                  New York, New York  10022
                  Attn: Kenneth H. Eckstein, Esq.
                        Amy Caton, Esq.
                  Telephone:  (212) 715-9100
                  Telecopier: (212) 715-8000

                        - and -

                  Arent Fox PLLC
                  Counsel to the Official Committee of
                  Unsecured Creditors
                  1675 Broadway
                  New York, NY 10019
                  Attn: Andrew I. Silfen, Esq.
                  Telephone:   (212) 484-3900
                  Telecopier:  (212) 484-3990

                        - and -

                  Buchanan Ingersoll L.P.
                  Counsel to the Agent
                  140 Broadway, 35th Fl.
                  New York, NY 10005
                  Attn: Vincenzo Paparo, Esq.
                  Telephone:  (212) 440-4400
                  Telecopier:  (212) 440-4401


Dated:  New York, New York
        May 18, 2004
                                    Respectfully submitted,

                                    CROSS MEDIA MARKETING CORPORATION
                                    (for itself and on behalf of each of the Debtors)

                                    By:__________________________________
                                    Name:________________________________
                                    Title:_______________________________




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